Exhibit 1.3

[Date]

Genco Shipping & Trading Limited
35 West 56th Street
New York, New York 10036

RE:          Genco Shipping & Trading Limited (the “Company”)

Ladies & Gentlemen:

The undersigned has indicated an interest in purchasing shares of common stock, par value $0.01, of the Company (“Common Stock”) pursuant to a directed share program in connection with the proposed public offering of Common Stock (the “Offering”) by the Company as described in the related preliminary prospectus that the undersigned has received.  The undersigned is an employee of the Company or a member of an employee’s household, and understands that it is a condition of the undersigned’s participation in the Offering that the undersigned enter into this agreement.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any person living in the undersigned’s household not to), without the prior written consent of the Company (which consent may be withheld in its sole discretion), directly or indirectly, issue, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such person living in the undersigned’s household), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the prospectus in the form first used to confirm sales of the shares of Common Stock to be sold in the Offering (the”Lock-up Period’); provided that if (i) during the last 17 days of the Lock-up Period the Company issues an earnings release or announces material news or a material event or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be automatically extended until the expiration of the 18-day period beginning on the date of the earnings release or the announcement of the material news or material event, as applicable, unless the Company waives, in writing, such extension.  The foregoing sentence shall not apply to the transfer of any or all of the shares of Common Stock owned by the undersigned, either during his/her lifetime or on death, by gift, will or interstate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family; provided, however, that in any such case it shall be a condition to such transfer that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the shares of Common Stock subject to the provisions of this letter agreement, and there shall be no further transfer of such shares of Common Stock except in accordance with this letter.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock held by the undersigned except in compliance with the foregoing restrictions.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)